UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)

(703) 438-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
comScore, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreements”) with Serge Matta on November 3, 2016, and with Melvin Wesley III on November 4, 2016 (each, an “Executive”). The Separation Agreements acknowledge that each Executive has resigned from employment with the Company for Good Reason, effective as of October 10, 2016 (the “Separation Date”), pursuant to each Executive’s Change of Control and Severance Agreements, each dated October 28, 2014, by and between the Company and each Executive.
Under the Separation Agreements, the Company will pay each Executive: (i) all accrued but unpaid salary and vacation earned through the Separation Date, (ii) all incurred and unreimbursed business expenses, and (iii) severance as described below.
Mr. Matta will continue to receive his current annual salary of $496,000 for a period of 24 months following the Separation Date (the “Matta Severance Period”). If Mr. Matta elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and for so long as Mr. Matta is not eligible for replacement coverage, then the Company will pay the COBRA premiums for such coverage at the coverage levels in effect immediately prior to Mr. Matta’s termination or, after the COBRA period expires, for substantially equivalent coverage, until the final day of the month in which the Matta Severance Period ends. These amounts are consistent with the amounts set forth in the Change of Control Agreement previously entered into by and between Executive and the Company on October 28, 2014.
Mr. Wesley will continue to receive his current annual salary of $334,400 for a period of 15 months following the Separation Date (the “Wesley Severance Period”). If Mr. Wesley elects COBRA continuation coverage, and for so long as Mr. Wesley is not eligible for replacement coverage, then the Company will pay the COBRA premiums for such coverage at the coverage levels in effect immediately prior to Mr. Wesley’s termination until the final day of the month in which the Wesley Severance Period ends. These amounts are consistent with the amounts set forth in the Change of Control Agreement previously entered into by and between Executive and the Company on October 28, 2014.
The foregoing descriptions of the Separations Agreements do not purport to be complete and are qualified in their entirety by reference to the Separation Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1        Separation Agreement and General Release (Serge Matta)
10.2        Separation Agreement and General Release (Melvin Wesley III)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: November 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1        Separation Agreement and General Release (Serge Matta)

10.2	Separation Agreement and General Release (Melvin Wesley III)